Exhibit 23.1 - Consent Of Independent Auditors


                                              1205 - 1095 West Pender Street
                                              Vancouver, BC  Canada
                                              V6E 2M6
                                              Telephone       (604) 682-2778
                                              Facsimile       (604) 689-2778
                                              Email:       rjl@labonteco.com


June 20, 2002


U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: 2U Online.com, Inc. - Form 10-KSB


Dear Sir or Madam:


        We hereby consent to the inclusion or incorporation by reference therein of our Auditor's Report dated March 31, 2002 to the Board of Directors and Stockholders of the Company with respect to the financial statements of the Company for the fiscal years ended December 31, 2001 and 2000 included in its annual report filed with the U.S. Securities and Exchange Commission on Form 10-KSB.


Yours truly,

/s/ LaBonte & Co.
    ---------------------
    LABONTE & CO.
    Chartered Accountants